SALE OF ASSETS AGREEMENT

PARTIES
This Agreement made and entered this 1 day of June, 1998 between TRIAD ENERGY CORP. OF WEST VIRGINIA, INC., a West Virginia corporation, of PO Box 430, Reno, Ohio 45773 ("BUYER") and American Rivers Oil Co., Inc. ("SELLER") of 700 E. 9th Street, Suite 106, Denver, Colorado 80203.

SUMMARY OF TRANSACTION
The Seller desires to sell and Buyer desires to purchase from Seller all of Seller's interest in an oil and gas well located in Sistersville, Tyler County, West Virginia known as the Ohio River #1 as well as the sale of certain pipeline right-of-ways, leases and equipment. The terms and conditions of said sale are as follows.

ARTICLE I
Transfer of Assets

Section 1(a) Assets Being Sold ("Transferred Assets"). The Seller agrees to sell and Buyer agrees to purchase at Closing, the following assets:

1(a)(i) Oil and Gas Leases. All of Seller's right, title and interest in the oil and gas leases as set forth in Exhibit A, attached hereto and made a part hereof.

1(a)(ii) Pipeline Right-of-Ways. All right, title and interest Seller may have in certain pipeline right-of-way agreements which are set forth in Exhibit A1, attached hereto and made a part hereof.

1(a)(iii) Machinery and Equipment. All right, title and interest that Seller may have in the machinery and equipment as set forth in Exhibit B, attached hereto and made a part hereof.

1(a)(iv) Books and Records. All books and records pertaining to the operation, production and maintenance of the assets set forth in Exhibits A and B, to the extent Seller shall have same.

Section 1(b) Determination of Fair Market Value. Exhibit C to this Agreement ("Fair Market Value") set forth the agreed upon fair market value of each of the transferred assets. The parties agree to adhere to such Fair market Values for the purposes of all federal and state tax returns filed by them subsequent to the Closing, including the determination by the Seller of taxable gain or loss in the sale of the Transferred Assets hereunder, and the determination by Buyer of its tax basis with respect to the Transferred Assets.

Section 1(c) Assignment Documentation. Seller agrees to execute such assignments as may be desired by Buyer to vest in all of Seller's right, title and interest in and to the Transferred Assets. The assignment documents shall be approved in writing by Buyer.

Section 1(d) Bond Transfer. Seller agrees to execute a well bond transfer on such form or forms as may be prescribed by the State West Virginia. Seller warrants that its present bond is in full force and effect. Buyer also represents that its well bond is in full force and effect with the State of West Virginia and that Buyer will execute a well bond transfer form as may be prescribed by the State of West Virginia.

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Section 1(e) Oil and Gas  Production.  All natural gas,  propane and oil revenue from the well set forth in Exhibit A shall be the sole and exclusive property of Seller prior to the date of Closing. After closing, all natural gas, propane and oil revenue shall be the sole and exclusive property of Buyer. It shall be Seller's responsibility to have all oil or propane it desires to sell removed from the wellsite, set forth in Exhibit A, prior to Closing or within reasonable time thereafter as may be dictated by the oil or propane purchaser of Seller.

ARTICLE II
Warranty

Section 2(a) Warranty With Respect to Title. Seller does hereby warrant to the extent of its interests, that it has free and clear title in the transferred assets. Buyer acknowledges that it will perform its due diligence with respect thereto and agrees to accept the Transferred Assets with warranty as to sellers interest only. Seller hereby agrees to have released, at his expense at closing, any mortgages or other lien interests against sellers interest.

Section 2(b) No Warranty With Respect of Equipment. Seller offers no warranty as to the fitness for intended use or the merchantability of the assets set forth in Exhibit B. Seller agrees that in shall maintain the assets set forth in Exhibit B from the date of execution of this Agreement to date of Closing. Buyer acknowledges that it, by and through its agents and employees, has examined the assets set forth in Exhibit B and agrees to accept same in their present condition.

Section 2(c) Representation in Good Standing. Seller acknowledges that it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the right to do business in the State of West Virginia. It further acknowledges that it has corporate power and authority to own and operate its property and assets and to conduct its business in West Virginia and has full corporate power and authority to sell the Transferred Assets as set forth herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller.

Section 2(d) Representation of Buyer. Buyer acknowledges that it is a corporation duly organized, validly existing and in good standing under the law of the State of West Virginia has full corporate power and authority to own and Operate the transferred assets. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have received all necessary approval by the Board of Directors of Buyer.

ARTICLE III
Covenants of Parties

Seller expressly agrees that it shall not, between the time of execution hereof and Closing, cause any lien or other encumbrance to be placed upon the property which does not otherwise exist at the date of execution hereof.

Each of the parties further agrees to bear all its own expenses and cost incurred in connection with this Agreement and the transactions contemplated hereby with Buyer incurring the expense for filing of the assignments for the Transferred Assets.

ARTICLE IV
Consideration

Section 4(a) Payment at Closing. In consideration of the transfer of the Transferred Assets from Seller to Buyer, Buyer shall pay to Seller, the sum of one hundred twenty five thousand ($125,000).

ARTICLE V
Closing

Section 5(a) Time and Place. The Closing hereunder shall take place on or before June 15, 1998 at the offices of Triad Resources, Inc. of PO Box 430, Reno, Ohio 45773.

Section 5(b) Instruments of Transfer, Etc. At the Closing, Seller will deliver to Buyer such bills of sale, instruments of assignment and other good and sufficient instruments of transfer executed by Sellers and in a form reasonably satisfactory to Buyer, as Buyer may reasonably require to vest in Buyer all of the right, title and interest of the Seller in and to the Transferred Assets and Buyer shall pay to Seller the amount and deliver to Seller the instruments required of it at the Closing.

ARTICLE VI
Survival

All the representations, warranties and covenants set forth herein shall survive the Closing. This agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether verbal or written, between the parties with respect to such subject matter and no amendment, modification or waiver of any provision hereof will be binding unless in writing and signed by the parties.

ARTICLE VII
Confidentiality--Cooperation

In connection with the negotiations of this agreement and the preparation for the consummation of the transactions contemplated herein, each party has access the confidential information relating to the other party. Each party shall treat as confidential, shall preserve the confidentiality of and shall not duplicated or use such information except in connection with the transaction contemplated hereby. In the event of the termination of this agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material obtained in connection with the transaction contemplated hereby and will use all reasonable efforts, including instructing its employees and agents who may have had access to such information, to keep it confidential and not to use any such information, unless such information is now or hereafter disclosed, through no act or omission of such party, in any manner, making it available to the general public.

ARTICLE V
Closing

Section 5(a) Time and Place. The Closing hereunder shall take place on or before Sept. 1, 1998 at the offices of Triad Resources, Inc. of PO Box 430, Reno, Ohio 45773.

Section 5(b) Instruments of Transfer, Etc. At the Closing, Seller will deliver to Buyer such bills of sale, instruments of assignment and other good and sufficient instruments of transfer executed by Sellers and in a form reasonably satisfactory to Buyer, as Buyer may reasonably require to vest in Buyer all of the right, title and interest of the Seller in and to the Transferred Assets and Buyer shall pay to Seller the amount and deliver to Seller the instruments required of it at the Closing.

ARTICLE VI
Survival

All the representations, warranties and covenants set forth herein shall survive the Closing. This agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether verbal or written, between the parties with respect to such subject matter and no amendment, modification or waiver of any provision hereof will be binding unless in writing and signed by the parties.

ARTICLE VII
Confidentiality--Cooperation

In connection with the negotiations of this agreement and the preparation for the consummation of the transactions contemplated herein, each party has access the confidential information relating to the other party. Each party shall treat as confidential, shall preserve the confidentiality of and shall not duplicated or use such information except in connection with the transaction contemplated hereby. In the event of the termination of this agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material obtained in connection with the transaction contemplated hereby and will use all reasonable efforts, including instructing its employees and agents who may have had access to such information, to keep it confidential and not to use any such information, unless such information is now or hereafter disclosed, through no act or omission of such party, in any manner, making it available to the general public.

This 1st day of June, 1998.

TRIAD ENERGY CORP. OF WVA, INC.
/s/ Kean A. Weaver, President


AMERICAN RIVERS OIL CO., INC.
/s/ Karlton Terry, President


STATE OF OHIO)
)ss
COUNTY OF WASHINGTON)

Before me a Notary Public in and for said County and State personally appeared Kean A. Weaver, President of Triad Energy Corp. of Wva., Inc. who acknowledges that he did sign the foregoing instrument and that the same is his free and voluntary act and deed.

In testimony whereof, I have hereunto set my hand and affixed my official seal this 1st day of June, 1998.

/s/ Cathy J. Douthitt
Notary Public

EXHIBIT A

OIL & GAS LEASE

WELL NAME          LESSOR             LESSEE          VOL./PAGE   COUNTY   STATE
---------          ------             ------          ---------   ------   -----
                  State of
Ohio River #1   West Virginia   Karlton Terry Oil Co.  222/596    Tyler     WVA

Note:
Buyer is purchasing 100% working interest and 80% NRI in the above described leasehold from Mile Point 133 to Mile Point 144 and Mile Point 148 to Mile Point 155.

Revised - 8/11/98
Buyer is purchasing 100% WI and 85% NRI in the above described leasehold from milepoint 133 to 144 and 84.5% NRI from milepoint 148 to 155.